Exhibit 10.13
ABITIBIBOWATER INC.
PERFORMANCE-BASED VESTING
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT, dated as of [Insert Date] (the “Date of Grant”) is made by and between AbitibiBowater Inc., a Delaware corporation (the “Company”), and                     (“Participant”).
     WHEREAS, the Company has adopted the AbitibiBowater Inc. 2008 Equity Incentive Plan (the “Plan”), pursuant to which restricted stock units may be granted in respect of shares of the Company’s common stock, par value $1.00 per share (“Stock”); and
     WHEREAS, the Human Resources and Compensation Committee of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein to Participant subject to the terms set forth herein.
     NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1. Grant of Restricted Stock Unit.
     (a) Grant. The Company hereby grants to Participant [                    ] restricted stock units (the “RSUs”) (the “Target Amount”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive payment in respect of one share of Stock as of the Settlement Date, to the extent the participant is vested in such RSUs as of the Settlement Date, subject to the terms of this Agreement and the Plan.
     (b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
     (c) Approval of the Plan. The RSUs granted under this Agreement are subject to the Plan being approved by the shareholders of the Company, as set forth in the Plan. If the shareholders do not approve the Plan, then the RSU granted under this Agreement shall become automatically void and of no further force or effect.
     (d) Acceptance of Agreement. Unless you notify your local human resources in writing within 14 days after the Date of Grant that you do not wish to accept this Agreement, you will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan.
2. Terms and Conditions.
     (a) Performance Target. Subject to continued employment or service with the Company, the RSUs shall vest if both (i) the Participant is actively employed or in service with the Company on December 31, 2010, and (ii) the Company achieves cumulative EBITDA during the three-year performance period beginning January 1, 2008 and ending December 31, 2010 (“Cumulative EBITDA”) equal to or in excess of the amounts set forth on Exhibit A (the “Performance Target”). The actual number of RSUs that may vest may range from zero to 200% of the Target Amount based on the extent to which the Performance Target is achieved, in accordance with the methodology set out on Exhibit A. If the

Company does not achieve the minimum Performance Target as set out on Exhibit A, then no RSUs shall vest and all RSUs shall be cancelled in its entirety. Notwithstanding anything to the contrary, no vesting shall occur unless and until the Committee certifies that the Performance Target has been met (the “Certification”).
     (b) Settlement. The obligation to make payments and distributions with respect to RSUs shall be satisfied through cash payments (the “settlement”) and the settlement of the RSUs, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The RSUs shall be settled as soon as practicable after the RSUs vest (the “Settlement Date”), but in no event later than March 15, 2011. Notwithstanding the foregoing, the payment dates set forth in this Section 2(b) have been specified for the purpose of complying with the provisions of Section 409A of the Internal Revenue Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(b), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.
     (c) Dividends and Voting Rights. The right to dividends (including extraordinary dividends if so determined by the Committee) declared and paid to other shareholders shall be accrued during the vesting period and paid in cash to the Participant (based on the number of RSUs vested) upon the Vesting Date, less any applicable withholding taxes. No dividends shall be accrued for the benefit of the Participant with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the RSUs. The Participant shall not be a shareholder of record with respect to the RSUs and shall have no voting rights with respect to the RSUs.
3. Termination of Employment or Service with the Company.
     (a) Retirement. (i) If the Participant’s employment or service with the Company terminates as a result of (i) “Retirement”, or (ii) involuntary termination by the Company when the Participant would otherwise be eligible for Retirement as of the date of such termination (or following the expiration of any applicable severance period), then the Participant’s RSUs shall continue to vest as if the Participant remained an active employee; provided that if the Participant dies prior to the date that the RSUs vest, the Participant shall be treated in accordance with Section 3(c). The term “Retirement” shall mean termination of employment at a time when the Participant qualifies for the payment of benefits immediately due to the participant’s status as a “retired” employee under any qualified or registered defined benefit pension plan maintained by the Company (or would so qualify if the Participant was a participant in such plan).
     (b) Termination by the Company without Cause. If the Participant’s employment or service with the Company is involuntarily terminated without Cause, other than on account of Disability, Retirement, or eligibility for Retirement on the date of termination, then the Participant shall become vested in a prorated number of RSUs. The Participant’s prorated RSUs shall be determined by multiplying the RSUs by a fraction the numerator of which shall be the number of days elapsed from January 1, 2008 until the date of the Participant’s termination (including any applicable severance period) and the denominator of which shall be 1096.
     (c) Death. If the Participant’s employment or service with the Company terminates due to the Participant’s death, then the Participant shall become vested in a prorated number of RSUs. The Participant’s prorated RSUs shall be determined by multiplying the RSUs by a fraction the numerator of which shall be the number of days elapsed from January 1, 2008 until the Participant’s death and the denominator of which shall be 1096.
     (d) Disability. If the Participant’s employment or service with the Company terminates due to the Participant’s Disability, then the Participant shall become vested in a prorated number of RSUs. The Participant’s prorated RSUs shall be determined by multiplying the RSUs by a fraction the numerator of which shall be the number of days elapsed from January 1, 2008 until the termination by the Company due to the Participant’s Disability (for the avoidance of doubt, the RSU shall continue vesting during any applicable short-term disability period prior to termination of employment) and the denominator of which shall be 1096.
     (e) Termination by the Company for Cause. If the Participant’s employment or service with the Company terminates for Cause, then the entire RSU shall immediately terminate.
     (f) Other Termination. If the Participant’s employment or service with the Company terminates other than as otherwise described in the foregoing provisions of this Section 3, then any outstanding RSUs shall immediately terminate.
Notwithstanding anything contained to the contrary in this Section 3, in no event shall any RSUs be settled unless and until both (i) the Performance Target is achieved, and (ii) the Certification occurs.
4. Compliance with Legal Requirements. The granting and settlement of the RSU, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
     (a) Transferability. Unless otherwise provided by the Committee in writing, the RSU shall not be transferable by Participant other than by will or the laws of descent and distribution.
     (b) No Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to this RSU.
     (c) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the settlement of the RSUs on satisfaction of the applicable withholding obligations.
5. Miscellaneous.
     (a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
     (b) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
     (d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

     (e) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.
     (f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
     (g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.
     (h) Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
     (i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
          IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.

ABITIBIBOWATER, INC.
By:
Name:
Title:

Exhibit A
[Performance Target Vesting Matrix]